UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 31, 2015

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7-            Regulation FD

Item 7.01                 Regulation FD Disclosure

At the Company’s annual shareholders meeting held on July 31, 2015 at 4:00pm PDST, the following announcement was read at the meeting:

“We plan to do a corporate re-organization. We will merge POWIN ENERGY CORPORATION into POWIN CORPORATION. As you know, SHUNFENG INTERNATIONAL CLEAN ENERGY, INC. (“Shunfeng”) invested $12.5M into Powin Energy Corporation for which it received 15% of Powin Energy Corporation.  When we merge Powin Energy Corporation into Powin Corporation, Shunfeng’s 15% of Powin energy will be converted into 15% of Powin Corporation.  However, before we effect the merger, there will be several things we plan to accomplish:  (1) Joseph Lu and his associates will convert approximately $7.6M in debt owed to them by Powin Corporation into Preferred Stock, convertible at the current market price of Powin Corporation stock at $0.56 per share, into common stock of Powin Corporation.  The $0.56 per share conversion price is based on the last trade in Powin stock as reported on the OTC:BB.  (2) We will drop down the historical business and assets of Powin Corporation into a new wholly-owned Subsidiary of Powin Corporation, sell the assets for cash to either Joseph Lu or his associates, or to an ESOP or a third unrelated party and distribute the cash as a one-time dividend to the Powin Corporation shareholders.  We will obtain a third party appraisal for the value of the historical Powin assets before we sell them.  If as a result of such appraisal it is determined that the value of Powin’s stock is greater than $0.56 per share, the $7,600,000 in debit that Mr. Lu and associates are converting into Preferred Stock will be converted at the higher price as determined by the appraisal.  After these actions are completed and Powin Energy Corporation has merged into Powin Corporation, the business of Powin Corporation will be the energy storage business now conducted by Powin Energy Corporation and we will change the name of Powin Corporation to Powin Energy Corporation or another name reflecting the energy storage business.  The reason we are doing this is because we believe that the energy storage business will attain more attention on Wall Street than is the case with our historic Powin Corporation business.  If Wall Street finds our energy storage business more attractive and if the business takes off with revenue and profitability, we hope to list our stock on NASDAQ.  We may also seek other private investors, similar to Shunfeng for the energy storage to fund growth opportunities.  When we get to the stage of merging Powin Energy Corporation into Powin Corporation, we will file an Information Statement with the SEC which we will circulate to our shareholders explaining this plan in detail.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION
Dated: July 31, 2015	by: /s/ Joseph Lu
President and Chief Executive Officer